Exhibit 99.1

RGS Energy Enlists Mobomo to Drive Mobile Engagement and Enhance Customer Experience

Denver, CO, May 24, 2017 – RGS Energy (NASDAQ: RGSE), a residential and small business commercial solar company since 1978, has engaged Mobomo to develop a new mobile software suite designed to create a better and more engaging customer experience.

Mobomo’s innovative product design and engineering is expected to seamlessly integrate mobile phone applications and RGS’ existing database, along with additional digital applications into a new RGS Energy customer portal. Mobomo has already prepared its project plan and expects the project to be completed in approximately four months.

“Our engagement with Mobomo will enable us to design and develop a robust mobile application with a more dynamic customer interface, and thereby create a better, more engaging end-to-end customer experience,” said Dan Coffey, RGS Energy’s director of information technology. “We will integrate the app into our existing database, and develop new analytical tools to identify and serve our customers better. We expect the new customer portal will help our sales and construction teams to be more responsive and ultimately deliver greater customer satisfaction.”

Barg Upender, Mobomo’s chairman of the board, commented: “We were engaged by RGS Energy to turn their bold vision into reality. The timing couldn’t be better, as we see great opportunity in the marketplace for RGS Energy’s turnkey solar solution. We will use Agile Development throughout the process so we can meet RGS Energy’s launch date.”

Mobomo has a 10-year history of creating innovative solutions which have won numerous awards as well as mentions by major media outlets. Some of their most recent awards include: 2017 People’s Voice Webby Award for NASA website design, 2017 MUSE Creative Design Award and Best Places to Work 2017.

“Our number one goal is profitable top-line revenue growth, so we believe improving our customer experience will shorten our sales and installation cycles, and advance us toward this goal,” commented Seth Wiggins, RGS Energy’s vice president of sales and marketing. “Mobomo has an award-winning track record of helping organizations expand their existing web and mobile suite.”

About Mobomo®
Mobomo is a premier provider of web and mobile development services to commercial businesses, government agencies, and non-profit organizations. Mobomo combines technology expertise with disciplines in digital strategy, interactive marketing, and branding to create innovative applications and websites. From Mars, Inc. and Marriott to the American Heart Association (AHA) and the Government Services Administration (GSA) among numerous other world-class brands, it has amassed deep expertise helping its clients enhance and expand their existing web and mobile suite. Mobomo has launched countless apps and websites across every major vertical market. For more information about Mobomo, visit www.mobomo.com.

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About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small commercial solar Company since 1978 which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “plan,” “future,” “may,” “will,” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: the level of demand for RGS Energy’s solar energy systems; RGS Energy’s ability to successfully complete the software development project described in this press release on a timely basis and integrate the resulting software with RGS Energy’s existing software and business; RGS Energy’s ability to implement its growth strategy and achieve its target level of sales; customer acceptance of, experience with and satisfaction with the new software.

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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